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
               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics

Message from our CEO "The reputation of a thousand years may be determined by the conduct of one hour."
                     Ancient Japanese Proverb

                     We have said it time and again in our Goals, Strategy and Culture statement, "We exist for our clients and are driven by their needs." Wellington Management's reputation is built on this principle. We know that our reputation is our most valuable asset as that reputation attracts clients and promotes their trust and confidence in our firm's capabilities. We entrust our clients' interests and the firm's reputation every day to each Wellington Management employee around the world. Each of us must take constant care that our actions fully meet our duties as fiduciaries for our clients. Our clients' interests must always come first; they cannot and will not be compromised.

                     We have learned through many experiences, that when we put our clients first, we are doing the right thing. If our standards slip, or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

                     It is important that we all remember "client, firm, person" is our most fundamental guiding principle. This high ethical standard is embodied in our Code of Ethics. The heart of the
                     Code of Ethics goes to our obligation to remain vigilant in protecting the interests of our clients above our own. We encourage you to become familiar with all facets of the Code and trust that you will embrace and comply with both the letter and the spirit of the Code.

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
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               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
Table of Contents Standards of Conduct                                                  4
                  Ethical Considerations Regarding Confidentiality                      5
                  Ethical Considerations Regarding Open-end Mutual Fund Transactions    5
                  Policy on Personal Securities Transactions                            6
                     Covered Accounts.................................................  6
                     Transactions Subject to Pre-clearance and Reporting..............  8
                     Requesting Pre-clearance.........................................  8
                     Restrictions on Covered Transactions and Other Restrictions......  9
                         Blackout Periods.............................................  9
                         Short Term Trading........................................... 10
                         Securities of Brokerage Firms................................ 11
                         Short Sales, Options and Margin Transactions................. 11
                         Derivatives.................................................. 11
                         Initial Public Offerings ("IPOs")............................ 12
                         Private Placements........................................... 12
                         ETFs and HOLDRs.............................................. 12
                     Transactions Subject to Reporting Only........................... 12
                         Transactions Exempt from Pre-clearance and Reporting......... 13
                  Exemptive Procedure for Personal Trading............................ 14
                  Reporting and Certification Requirements............................ 14
                     Initial Holdings Report.......................................... 15
                     Duplicate Brokerage Confirmations and Statements................. 15
                     Duplicate Annual Statements for Wellington Managed Funds......... 16
                     Quarterly Reporting of Transactions and Brokerage Accounts....... 16
                     Annual Holdings Report........................................... 17
                     Quarterly Certifications......................................... 17
                     Annual Certifications............................................ 18
                     Review of Reports and Additional Requests........................ 18
                  Gifts, Travel and Entertainment Opportunities and Sensitive Payments 18
                     General Principles............................................... 18
                     Accepting Gifts.................................................. 19
                     Accepting Travel and Entertainment Opportunities and Tickets..... 19
                     Solicitation of Gifts, Contributions, or Sponsorships............ 21
                     Giving Gifts (other than Entertainment Opportunities)............ 22
                     Giving Entertainment Opportunities............................... 22
                     Sensitive Payments............................................... 23
                  Other Activities                                                     23
                  Violations of the Code of Ethics                                     24

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               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd. Wellington Global Investment Management Ltd

               Code of Ethics
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
Table of Contents Appendix A - Approved Exchange Traded Funds
                  Appendix B - Quick Reference Table for Personal Securities Transactions
                  Appendix C - Quick Reference Table for Gifts and Entertainment

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               Wellington Trust Company, NA
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               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
Standards of Conduct Wellington Management Company, LLP and its affiliates ("Wellington Management")
                     have a fiduciary duty to investment company and investment counseling clients that requires each Employee to act solely for the benefit of clients. As a firm and as individuals, our conduct (including our personal trading) must recognize that the firm's clients always come first and that we must avoid any abuse of our positions of trust and responsibility.

                     Each Employee is expected to adhere to the highest standard of professional and ethical conduct and should be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients' interests, or have the potential to cause damage to the firm's reputation. To this end, each Employee must act with integrity, honesty, dignity and in a highly ethical manner. Each Employee is also required to comply with all applicable securities laws. Moreover, each Employee must exercise reasonable care and professional judgment to avoid engaging in actions that put the image of the firm or its reputation at risk. While it is not possible to anticipate all instances of potential conflict or unprofessional conduct, the standard is clear.

                     This Code of Ethics (the "Code") recognizes that our fiduciary obligation extends across all of our affiliates, satisfies our regulatory obligations and sets forth the policy regarding
                     Employee conduct in those situations in which conflicts with our clients' interests are most likely to develop. All Employees are subject to this Code and adherence to the Code is a basic condition of employment. If an Employee has any doubt as to the appropriateness of any activity, believes that he or she has violated the Code, or becomes aware of a violation of the Code by another Employee, he or she should consult Tracy Soehle, our Global Compliance Manager, at 617.790.8149, Selwyn
                     Notelovitz, our Chief Compliance Officer at 617.790.8524, Cynthia Clarke, our
                     General Counsel at 617.790.7426, or Lorraine Keady, the Chair of the Ethics
                     Committee at 617.951.5020.

                     The Code reflects the requirements of United States law, Rule 17j-1 of the Investment
                     Company Act of 1940, as amended on August 31,2004, and Rule 204A-1 under the
                     Investment Advisers Act of 1940. The term "Employee" for purposes of this Code, includes all Partners and employees worldwide (including temporary personnel compensated directly by Wellington Management and other temporary personnel to the extent that their tenure with Wellington Management exceeds 90 days).
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               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
Ethical Considerations           Confidentiality is a cornerstone of Wellington Management's fiduciary obligation to
Regarding Confidentiality        its clients as well as an important part of the firm's culture.

                                 Use and Disclosure of Information.

                                 Information acquired in connection with employment by the organization, including information regarding actual or contemplated investment decisions, portfolio composition, research, research recommendations, firm activities, or client interests, is confidential and may not be used in any way that might be contrary to, or in conflict with the interests of clients or the firm. Employees are reminded that certain clients have specifically required their relationship with our firm to be treated confidentially.

                                 Specific reference is made to the firm's Portfolio Holdings Disclosure Policy and
                                 Procedures, accessible on the Wellington Management intranet, which addresses the appropriate and authorized disclosure of a client's portfolio holdings.

                                 "Inside Information"

                                 Specific reference is made to the firm's Statement of Policy on the Receipt and Use of
                                 Material, Non-Public Information (i.e., "inside information"), accessible on the Wellington
                                 Management intranet, which applies to personal securities transactions as well as to client transactions.

Ethical Considerations Regarding Wellington Management requires that an Employee engaging in mutual fund investments
Open-End Mutual Fund             ensure that all investments in open-end mutual funds comply with the funds' rules
Transactions                     regarding purchases, redemptions, and exchanges.

                                 Wellington Management has a fiduciary relationship with the mutual funds and variable insurance portfolios for which it serves as investment adviser or sub-adviser, including funds organized outside the US ("Wellington Managed Funds"), Accordingly, an Employee
                                 may not engage in any activity in Wellington Managed Funds that might be perceived as contrary to or in conflict with the interests of such funds or their shareholders.

                                 The Code's personal trading reporting requirements extend to transactions and holdings in
                                 Wellington Managed Funds (excluding money market funds). A complete list of the
                                 Wellington Managed Funds is available to Employees via the Wellington Management intranet. Please refer to "Reporting and Certification Requirements" for further details.

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               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd. Wellington Global Investment Management Ltd

               Code of Ethics
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
Policy on Personal Securities All Employees are required to clear their personal securities transactions (as defined below)
Transactions                  prior to execution, report their transactions and holdings periodically, and refrain from transacting either in certain types of securities or during certain blackout periods as described in more detail in this section.

                              Employees should note that Wellington Management's policies and procedures with respect to personal securities transactions also apply to transactions by a spouse, domestic partner, child or other immediate family member residing in the same household as the Employee.

                              Covered Accounts

                              Definition of "Personal Securities Transactions"

                              A personal securities transaction is a transaction in which an Employee has a beneficial interest.

                              Definition of "Beneficial Interest"

                              An Employee is considered to have a beneficial interest in any transaction in which the
                              Employee has the opportunity to directly or indirectly profit or share in the profit derived from the securities transacted. An Employee is presumed to have a beneficial interest in, and therefore an obligation to pre-clear and report, the following:

                              1 Securities owned by an Employee in his or her name.

                              2 Securities owned by an individual Employee indirectly through an account or investment vehicle for his or her benefit, such as an IRA, family trust or family partnership.

                              3 Securities owned in which the Employee has a joint ownership interest, such as property owned in a joint brokerage account.

                              4 Securities in which a member of the Employee's immediate family (e.g., spouse, domestic partner, minor children and other dependent relatives) has a direct,
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               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
  indirect or joint ownership interest if the immediate family member resides in the same household as the Employee.

  5 Securities owned by trusts, private foundations or other charitable accounts for which the
  Employee has investment discretion (other than client accounts of the firm).

  If an Employee believes that he or she does not have a beneficial interest in the securities listed above, the Employee should provide the Global Compliance Group (the "Compliance
  Group") with satisfactory documentation that the Employee has no beneficial interest in the security and exercises no control over investment decisions made regarding the security
  (see "Exceptions" below). Any question as to whether an Employee has a beneficial interest in a transaction, and therefore an obligation to pre-clear and report the transaction, should be directed to the Compliance Group.

  Exceptions

  If an Employee has a beneficial interest in an account which the Employee feels should not be subject to the Code's pre-clearance and reporting requirements, the Employee should submit a written request for clarification or an exemption to the Global Compliance
  Manager. The request should name the account, describe the nature of the Employee's interest in the account, the person or firm responsible for managing the account, and the basis upon which the exemption is being claimed. Requests will be considered on a case-
  by-case basis. An example of a situation where grounds for an exemption may be present is an account in which the Employee has no influence or control (e.g., the Employee has a professionally managed account over which the Employee has given up discretion.

  In all transactions involving such an account an Employee should, however, conform to the spirit of the Code and avoid any activity which might appear to conflict with the interests of the firm's clients, or with the Employee's position within Wellington Management. In this regard, please refer to the "Ethical Considerations Regarding Confidentiality" section of this Code.
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               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
  Transactions Subject to Pre-Clearance and Reporting "Covered Transactions"

  All Employees must clear their personal securities transactions prior to execution, except as specifically exempted in subsequent sections of the Code. Clearance for personal securities transactions for publicly traded securities will be in effect for 24 hours from the time of approval. Transactions in the following securities are "Covered
  Transactions" and therefore must be pre-cleared and reported:

  . bonds (including municipal bonds)

  . stock (including shares of closed-end funds and funds organized outside the US that have a structure similar to that of closed-end funds)

  . exchange-traded funds not listed on Appendix A

  . notes

  . convertibles

  . preferreds

  . ADRs

  . single stock futures

  . limited partnership and limited liability company interests (for example, hedge funds not sponsored by Wellington Management or an affiliate)

  . options on securities

  . warrants, rights, etc., whether publicly traded or privately placed

  See Appendix B for a summary of securities subject to pre-clearance and reporting, securities subject to reporting only, and securities exempt from pre-clearance and reporting.

  Requesting Pre-Clearance

  Pre-clearance for Covered Transactions must be obtained by submitting a request via the intranet-based Code of Ethics Compliance System ("COEC"). Approval must be obtained prior to placing the trade with a broker. An Employee is responsible for ensuring that the proposed transaction does not violate Wellington Management's policies or applicable securities laws and regulations by virtue of the Employee's responsibilities at Wellington
  Management or the information that he or she may possess about the securities or the issuer. The Compliance Group will maintain confidential records of all requests for approval. Covered Transactions offered through a participation in a private placement
  (including both securities and partnership interests) are
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               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
  subject to special clearance by the Chief Compliance Officer or the General Counsel or
  their designees, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days (See, "Private Placements").

  An Employee wishing to seek an exemption from the pre-clearance requirement for a security or instrument not covered by an exception (see below) that has similar characteristics to an excepted security or transaction should submit a request in writing to the Global Compliance Manager.

  Restrictions on Covered Transactions and Other Restrictions on Personal Trading

  Covered Transactions are restricted and will be denied pre-clearance under the circumstances described below. Please note that the following restrictions on Covered
  Transactions apply equally to the Covered Transaction and to instruments related to the
  Covered Transaction. A related instrument is any security or instrument issued by the same entity as the issuer of the Covered Transaction, including options, rights, warrants, preferred stock, bonds and other obligations of that issuer or instruments otherwise convertible into securities of that issuer.

  The restrictions and blackout periods prescribed below are designed to avoid conflict with our clients' interests. However, patterns of trading that meet the letter of the restrictions but are intended to circumvent the restrictions are also prohibited. It is expected that Employees will comply with the restrictions below in good faith and conduct their personal securities transactions in keeping with the intended purpose of this Code.

  1 Blackout Periods

  No Employee may engage in Covered Transactions involving securities or instruments which the Employee knows are actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security or instrument. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.
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               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
  Employee Blackout Periods

  An Employee will be denied pre-clearance for Covered Transactions that are:

  . being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled;

  . the subject of a new or changed action recommendation from a research analyst until
     10 business days following the issuance of such recommendation;

  . the subject of a re-issued but unchanged recommendation from a research analyst until
     2 business days following re-issuance of the recommendation.

  Portfolio Manager Additional Blackout Period

  In addition to the above, an Employee who is a Portfolio Manager may not engage in a personal transaction involving any security for 7 calendar days prior to, and 7 calendar days following, a transaction in the same security for a client account managed by that Portfolio
  Manager without a special exemption. See "Exemptive Procedures for Personal Trading"
  below.

  Portfolio Managers include all designated portfolio managers and other investment professionals that have portfolio management responsibilities for client accounts or who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios.

  2 Short Term Trading

  No Employee may take a "short term trading" profit with respect to a Covered Transaction, which means a sale, closing of a short position or expiration of an option at a gain within 60 calendar days of its purchase (beginning on trade date plus one), without a special exemption. See "Exemptive Procedures for Personal Trading" on page 14. The 60-day trading prohibition does not apply to transactions resulting in a loss.

  An Employee engaging in mutual fund investments must ensure that all investments and transactions in open-end mutual funds, including funds organized outside the US, comply with the funds' rules regarding purchases, redemptions, and exchanges.
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               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
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  6 Initial Public Offerings ("IPOs")

  No Employee may engage in personal transactions involving the direct purchase of any security (debt or equity) in an IPO (including initial offerings of closed-end funds). This restriction also includes new issues resulting from spin-offs, municipal securities, and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Chief Compliance Officer or the General Counsel upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to initial offerings of open-end mutual funds, US government issues or money market instruments.

  7 Private Placements

  An Employee may not purchase securities in a private placement transaction
  (including hedge funds that are not sponsored by Wellington Management or one of its affiliates) unless approval of the Chief Compliance Officer, the General Counsel or
  their respective designees has been obtained. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the
  Employee is not being offered the investment opportunity due to his or her employment with Wellington Management, and other relevant factors on a case-by-case basis.

  8 Exchange Traded Funds ("ETFs") and HOLDRs

  An Employee may not transact in HOLDRs.

  Transactions in exchange traded funds are permitted. However, transactions in exchange traded funds not listed on Appendix A are Covered Transactions that must be pre-cleared and reported. Transactions in exchange traded funds listed on Appendix A are not Covered
  Transactions and accordingly, are not subject to pre-clearance or reporting.

  Transactions Subject to Reporting Only (no need to Pre-clear)

  Pre-clearance is not required, but reporting is required for transactions in:

  1 Open-end mutual funds and variable insurance products that are managed by Wellington
  Management or any of its affiliates, including funds organized outside the US that have a structure similar to that of open-end mutual funds,
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               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
  . all Covered Transactions (as defined on page 8);

  . all Wellington Managed Funds (as defined on page 5);

  . any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established;

  . non-volitional transactions (as described on page 13); and

  . gift transactions (as described on page 13).

  Transactions in Wellington Managed Funds and non-volitional transactions must be reported even though pre-clearance is not required. For non-volitional transactions, the nature of the transaction must be clearly specified in the report. Non-volitional transactions include automatic dividend reinvestment and stock purchase plan acquisitions, gifts of securities to and from the Employee, and transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends).

  5 Annual Holdings Report

  SEC Rules also require that each Employee file, on an annual basis, a schedule indicating their personal securities holdings as of December 31 of each year by the following February
  14/th/. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account and the accounts for which the Employee has a beneficial interest, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are
  Covered Transactions, Wellington Managed Funds and those that must be reported as indicated in the prior section.

  Employees are also required to disclose all of their brokerage accounts at this time, even if the only securities held in such accounts are mutual funds.

  6 Quarterly Certifications

  As part of the quarterly reporting process on the COEC, Employees are required to confirm their compliance with the provisions of this Code of Ethics. In addition, each Employee is also required to identify any issuer for which the Employee owns more than 0.5% of the outstanding securities.
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               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics
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
                                7 Annual Certifications

                                As part of the annual reporting process on the COEC, each Employee is required to certify that:

                                . The Employee has read the Code and understands its terms and requirements;

                                . The Employee has complied with the Code during the course of his or her association with the firm;

                                . The Employee has disclosed and reported all personal securities transactions and brokerage accounts required to be disclosed or reported;

                                . The Employee will continue to comply with the Code in the future;

                                . The Employee will promptly report to the Compliance Group, the General Counsel, or the Chair of the Ethics Committee any violation or possible violation of the Code of which the Employee becomes aware; and

                                . The Employee understands that a violation of the Code may be grounds for disciplinary action or termination and may also be a violation of federal and/or state securities laws.

                                8 Review of Reports and Additional Requests

                                All reports filed in accordance with this section will be maintained and kept confidential by the Compliance Group. Such reports will be reviewed by the Chief Compliance Officer or his/her designee. The firm may request other reports and certifications from Employees as may be deemed necessary to comply with applicable regulations and industry best practices.

Gifts, Travel and Entertainment Occasionally, an Employee may be offered gifts or entertainment opportunities by clients,
Opportunities, and Sensitive    brokers, vendors or other organizations with whom the firm transacts business. The giving
Payments                        and receiving of gifts and opportunities to travel and attend entertainment events from such sources are subject to the general principles outlined below and are permitted only under the circumstances specified in this section of the Code.

                                1 General Principles Applicable to Gifts, Travel and Entertainment Opportunities,
                                and Sensitive Payments

                                . An Employee cannot give or accept a gift or participate in an entertainment opportunity if the frequency and/or value of the gift or entertainment opportunity may be considered excessive or extravagant.
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               Wellington Trust Company, NA
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               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

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
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  . An Employee cannot give or receive a gift, travel and entertainment opportunity or sensitive payment if, in doing so, it would create or appear to create a conflict with the interests of our clients or the firm, or have a detrimental impact on the firm's reputation.

  . With regard to gifts and entertainment opportunities covered and permitted under the
     Code, under no circumstances is it acceptable for an Employee to resell a gift or ticket to an entertainment event.

  2 Accepting Gifts

  The only gift (other than entertainment tickets) that may be accepted by an Employee is a gift of nominal value (i.e. a gift whose reasonable value is no more than $100) and promotional items (e.g. pens, mugs, t-shirts and other logo bearing items). Under no circumstances may an Employee accept a gift of cash, including a cash equivalent such as a gift certificate, bond, security or other items that may be readily converted to cash.

  Acceptance of a gift that is directed to Wellington Management as a firm should be cleared with the Employee's Business Manager. Such a gift, if approved, will be accepted on behalf of, and treated as the property of, the firm.

  If an Employee receives a gift that is prohibited under the Code, it must be declined or returned in order to protect the reputation and integrity of Wellington Management. Any question as to the appropriateness of any gift should be directed to the Chief Compliance
  Officer, the General Counsel or the Chair of the Ethics Committee.

  3 Accepting Travel and Entertainment Opportunities and Tickets

  Wellington Management recognizes that occasional participation in entertainment opportunities with representatives from organizations with whom the firm transacts business, such as clients, brokers, vendors or other organizations, can be useful relationship building exercises. Examples of such entertainment opportunities are: lunches, dinners, cocktail parties, golf outings or regular season sporting events.
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               Wellington Trust Company, NA
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               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

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
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  Accordingly, occasional participation by an Employee in such entertainment opportunities for legitimate business purposes is permitted provided that:

  . a representative from the hosting organization attends the event with the Employee;

  . the primary purpose of the event is to discuss business or build a business relationship;

  . the Employee demonstrates high standards of personal behavior;

  . participation complies with the following requirements for entertainment tickets, lodging, car and limousine services, and air travel.

  Entertainment Tickets

  An Employee occasionally may accept one ticket to an entertainment event only if the host will attend the event with the Employee and the face value of the ticket or entrance fee is
  $200 or less, not including the value of food that may be provided to the Employee before, during, or after the event. An Employee is required to obtain prior approval from his or her
  Business Manager before accepting any other entertainment opportunity.

  An Employee is strongly discouraged from participating in the following situations and may not participate unless prior approval from his/her Business Manager is obtained:

  . the entertainment ticket has a face value above $200; if approved by a Business
     Manager, the Employee is required to reimburse the host for the full face value of the ticket;

  . the Employee wants to accept more than one ticket; if approved by a Business
     Manager, the Employee is required to reimburse the host for the aggregate face value of the tickets regardless of each ticket's face value;

  . the entertainment event is unusual or high profile (e.g., a major sporting event); if approved by a Business Manager, the Employee is required to reimburse the host for the full face value of the ticket regardless of what the face value might be;

  . the host has extended an invitation to the entertainment event to numerous Employees.

  Business Managers must clear their own participation in the above situations with the Chief
  Compliance Officer or Chair of the Ethics Committee.

  Each Employee must familiarize himself/herself with, and adhere to, any additional policies and procedures regarding entertainment opportunities and tickets that may be enforced by his/her Business Manager.

               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics

  Lodging

  An Employee is not permitted to accept a gift of lodging in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own lodging expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which lodging is arranged and paid for by the host, the
  Employee must reimburse the host for the equivalent cost of the lodging, as determined by
  Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Lodging connected to an Employee's business travel will be paid for by Wellington.

  Car and Limousine Services

  An Employee must exercise reasonable judgment with respect to accepting rides in limousines and with car services. Except where circumstances warrant (e.g., where safety is a concern), an Employee is discouraged from accepting limousine and car services paid for by a host when the host is not present.

  Air Travel

  An Employee is not permitted to accept a gift of air travel in connection with any entertainment opportunity. Rather, an Employee must pay for his/her own air travel expense in connection with any entertainment opportunity. If an Employee participates in an entertainment opportunity for which air travel is arranged and paid for by the host, the
  Employee must reimburse the host for the equivalent cost of the air travel, as determined by
  Wellington Management's Travel Manager. It is the Employee's responsibility to ensure that the host accepts the reimbursement and whenever possible, arrange for reimbursement prior to attending the entertainment event. Use of private aircraft or charter flights arranged by the host for entertainment related travel is prohibited. Air travel that is connected to an
  Employee's business travel will be paid for by Wellington Management.

  4 Solicitation of Gifts, Contributions, or Sponsorships

  An Employee may not solicit gifts, entertainment tickets, gratuities, contributions
  (including charitable contributions), or sponsorships from brokers, vendors, clients or companies in which the firm invests or conducts research. Similarly, an Employee is prohibited from making such requests through Wellington Management's Trading
  Department or any other

               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics

  Wellington Management Department or employee (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees).

  5 Giving Gifts (other than Entertainment Opportunities)

  In appropriate circumstances, it may be acceptable for the firm or its Employees to extend gifts to clients or others who do business with Wellington Management. Gifts of cash
  (including cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash) or excessive or extravagant gifts, as measured by the total value or quantity of the gift(s), are prohibited. Gifts with a face value in excess of $100 must be cleared by the Employee's Business Manager.

  An Employee should be certain that the gift does not give rise to a conflict with client interests, or the appearance of a conflict, and that there is no reason to believe that the gift violates any applicable code of conduct of the recipient. Gifts are permitted only when made in accordance with applicable laws and regulations, and in accordance with generally accepted business practices in the various countries and jurisdictions where Wellington
  Management does business.

  6 Giving Entertainment Opportunities

  An Employee is not permitted to source tickets to entertainment events from Wellington
  Management's Trading Department or any other Wellington Management Department or employee, brokers, vendors, or other organizations with whom the firm transacts business
  (this prohibition does not extend to personal gifts or offers of Employee owned tickets between Employees). Similarly, an Employee is prohibited from sourcing tickets on behalf of clients or prospects from ticket vendors.

  Client events and entertainment organized, hosted and attended by one or more
  Wellington Management Employees are not subject to this prohibition and are outside the scope of this Code.

               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics


                 7 Sensitive Payments

                 An Employee may not participate on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                 . Use of the firm's name or funds to support political candidates or issues, or elected or appointed government officials;

                 . Payment or receipt of bribes, kickbacks, or payment or receipt of any money in violation of any law applicable to the transaction;

                 . Payments to government officials or government employees that are unlawful or otherwise not in accordance with regulatory rules and generally accepted business practices of the governing jurisdiction.

                 An Employee making contributions or payments of any kind may do so in his/her capacity as an individual, but may not use or in any way associate Wellington Management's name with such contributions or payments (except as may be required under applicable law).
                 Employees should be mindful of these general principals when making donations to charities sponsored by clients.

                 8 Questions and Clarifications

                 Any question as to the appropriateness of gifts, travel and entertainment opportunities, or payments should be discussed with the Chief Compliance Officer, Global Compliance
                 Manager, the General Counsel, or the Chair of the Ethics Committee.

Other Activities
                 Outside Activities

                 All outside business affiliations (e.g., directorships, officerships or trusteeships) of any kind or membership in investment organizations (e.g., an investment club) must be approved by an Employee's Business Manager and cleared by the Chief Compliance Officer, the
                 General Counsel or the Chair of the Ethics Committee prior to the acceptance of such a position to ensure that such affiliations do not present a conflict with our clients' interests.
                 New Employees are required to disclose all outside business affiliations to their Business
                 Manager upon joining the firm. As a general matter, directorships in public companies or companies that may reasonably be expected to become public companies will not be authorized because of the potential for conflicts that may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours, use of proprietary information and

               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics


                                 disclosure of potential conflicts of interest. Employees who engage in outside business and charitable activities are not acting in their capacity as employees of Wellington
                                 Management and may not use Wellington Management's name.

                                 Outside Employment

                                 Employees who are officers of the firm may not seek additional employment outside of
                                 Wellington Management without the prior written approval of the Human Resources
                                 Department. All new Employees are required to disclose any outside employment to the
                                 Human Resources Department upon joining the firm.

Violations of the Code of Ethics Compliance with the Code is expected and violations of its provisions are taken seriously. Employees must recognize that the Code is a condition of employment with the firm and a serious violation of the Code or related policies may result in dismissal. Since many provisions of the Code also reflect provisions of the US securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

                                 The Compliance Group is responsible for monitoring compliance with the Code. Violations or potential violations of the Code will be considered by some combination of the Chief
                                 Compliance Officer, the General Counsel, the Chair of the Ethics Committee and the Vice
                                 Chair of the Ethics Committee, who will jointly decide if the violation or potential violation should be discussed with the Ethics Committee, the Employee's Business Manager, and/or
                                 the firm's senior management. Further, a violation or potential violation of the Code by an
                                 Associate or Partner of the firm will be discussed with the Managing Partners. Sanctions for a violation of the Code may be determined by the Ethics Committee, the Employee's
                                 Business Manager, senior management, or the Managing Partners depending on the
                                 Employee's position at the firm and the nature of the violation.

                                 Transactions that violate the Code's personal trading restrictions will presumptively be subject to being reversed and any profit realized from the position disgorged, unless the
                                 Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation. If disgorgement is required, the proceeds shall be paid to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee.

               Wellington Management Company, LLP
               Wellington Trust Company, NA
               Wellington Management International Ltd
               Wellington International Management Company Pte Ltd.
               Wellington Global Investment Management Ltd

               Code of Ethics


                    Violations of the Code's reporting and certification requirements will result in a suspension of personal trading privileges and may give rise to other sanctions.

Further Information Questions regarding interpretation of this Code or questions related to specific situations should be directed to the Chief Compliance Officer, the General Counsel or the Chair of the
                    Ethics Committee.

                    Revised: January 1, 2005

                                                                     Appendix A

Approved Exchange Traded Funds

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting Requirements)

             SYMBOL NAME
             ------ -----------------------------------------------
              RSP.. Rydex S&P Equal Weighted Index.................
              DGT.. streetTRACKS Dow Jones US Global Titan.........
              DSG.. streetTRACKS Dow Jones US Small Cap Growth.....
              DSV.. streetTRACKS Dow Jones US Small Cap Value......
              ELG.. streetTRACKS Dow Jones US Large Cap Growth.....
              ELV.. streetTRACKS Dow Jones US Large Cap Value......
              FFF.. streetTRACKS FORTUNE 500 Index.................
              GLD.. streetTRACKS Gold Shares.......................
              LQD.. iShares Goldman Sachs $ InvesTop Corporate Bond
              SHY.. iShares Lehman 1-3 Year Treasury...............
              IEF.. iShares Lehman 7-10 Year Treasury..............
              TLT.. iShares Lehman 20+ Year Treasury...............
              TIP.. iShares Lehman TIPs............................
              AGG.. iShares Lehman Aggregate.......................
              EFA.. iShares MSCI EAFE..............................
              EEM.. iShares MSCI Emerging Markets..................
              NY... iShares NYSE 100...............................
              NYC.. iShares NYSE Composite.........................
              IJH.. iShares S&P MidCap 400 Index Fund..............
              IJJ.. iShares S&P Midcap 400/BARRA Value.............
              IJK.. iShares S&P Midcap 400/BARRA Growth............
              IJR.. iShares S&P SmallCap 600 Index Fund............
              IJS.. iShares S&P SmallCap 600/BARRA Value...........
              IJT.. iShares S&P SmallCap 600/BARRA Growth..........
              IOO.. iShares S&P Global 100.........................
              OEF.. iShares S&P 100 Index Fund.....................
              ISI.. iShares S&P 1500...............................
              IVE.. iShares S&P 500/BARRA Value Index Fund.........
              IVV.. iShares S&P 500 Index Fund.....................
              IVW.. iShares S&P 500/BARRA Growth Index Fund........
              IWB.. iShares Russell 1000 Index Fund................
              IWD.. iShares Russell 1000 Value Index Fund..........
              IWF.. iShares Russell 1000 Growth Index Fund.........
              IWM.. iShares Russell 2000...........................
              IWN.. iShares Russell 2000 Value.....................
              IWO.. iShares Russell 2000 Growth....................
              IWP.. iShares Russell Midcap Growth..................
              IWR.. iShares Russell Midcap.........................
              IWS.. iShares Russell Midcap Value...................
              IWV.. iShares Russell 3000 Index Fund................
              IWW.. iShares Russell 3000 Value.....................
              IWZ.. iShares Russell 3000 Growth....................
              IYY.. iShares Dow Jones U.S. Total Market Index Fund.
              JKD.. iShares Morningstar Large Core.................
              JKE.. iShares Morningstar Large Growth...............

                                                                     Appendix A

Approved Exchange Traded Funds

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting Requirements)

                   SYMBOL NAME
                   ------ ----------------------------------
                    JKF.. iShares Momingstar Large Value....
                    JKG.. iShares Morningstar Mid Core......
                    JKH.. iShares Morningstar Mid Growth....
                    JKI.. iShares Morningstar Mid Value.....
                    JKJ.. iShares Morningstar Small Core....
                    JKK.. iShares Morningstar Small Growth..
                    JKL.. iShares Morningstar Small Value...
                    VB... Vanguard Small Cap VIPERs.........
                    VBK.. Vanguard Small Cap Growth VIPERs..
                    VBR.. Vanguard Small Cap Value VIPERs...
                    VO... Vanguard MidCap VIPERs............
                    VTI.. Vanguard Total Stock Market VIPERs
                    VTV.. Vanguard Value VIPERs.............
                    VUG.. Vanguard Growth VIPERs............
                    VXF.. Vanguard Extended Market VIPERs...
                    VV... Vanguard Large Cap VIPERs.........

This appendix may be amended at the discretion of the Ethics Committee.

Dated January 1, 2006

                  Personal Securities Transactions Appendix B

You Must Pre-Clear and Report the Following Transactions:

Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government)

Municipal Bonds

Stock

Closed-end Funds

Exchange Traded Funds not listed in Appendix A*

Notes

Convertible Securities

Preferred Securities

ADRs

Single Stock Futures

Limited Partnership Interests (including hedge funds not managed by WMC)

Limited Liability Company Interests (including hedge funds not managed by WMC)

Options on Securities

Warrants

Rights

You Must Report (but Not Pre-clear) the Following Transactions:

Automatic Dividend Reinvestment

Stock Purchase Plan Acquisitions

Corporate Actions (splits, tender offers, mergers, stock dividends, etc.)

Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by WMC, including offshore funds ("Wellington Managed Funds")

Transactions in the following ETFs: DIA, QQQQ, SPY, MDY*

Gifts of securities to you over which you did not control the timing

Gifts of securities from you to a not-for-profit organization, including a private foundation and donor advised fund

Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donor represents that he/she has no present intention of selling the security

You Do Not Need to Pre-clear or Report the Following Transactions:

Open-end Mutual Funds not managed by WMC

Offshore Funds not managed by WMC

Variable Insurance Products not managed by WMC

ETFs listed on Appendix A

Direct Obligations of the U.S. Government (including obligations issued by GNMA & PEFCO)

Money Market Instruments

Wellington Trust Company Pools

Wellington Sponsored Hedge Funds

Broad based Stock Index Futures and Options

Securities Futures and Options on Direct Obligations of the U.S. Government

Commodities Futures

Foreign Currency Transactions

* Effective lanuary 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these ETFs need to be reported as part of your quarterly reporting.

                  Personal Securities Transactions Appendix B

Prohibited Transactions:

HOLDRS

Initial Public Offerings ("IPOs")

This appendix may be amended at the discretion of the Ethics Committee

Dated February 17, 2006

* Effective January 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these ETFs need to be reported as part of your quarterly reporting.

                       Gifts and Entertainment Appendix C

                                      Permitted                                   Restrictions
                                      ------------------------------------------- --------------------------------------------

Accepting an Individual Gift          Gifts with a value of $100 or less are      Gifts of cash, gift certificates or other
                                      generally permitted.                        item readily convertible to cash cannot be
                                                                                  accepted. Gifts valued at over $100
                                                                                  cannot be accepted.

Accepting a Firm Gift                                                             Employee's Business Manager must
                                                                                  approve prior to accepting.

Accepting Entertainment Opportunities Permissible only if participation is        Discouraged from accepting ticket or
and Tickets                           occasional, host is present, event has a    entrance fee with face value over $200,
                                      legitimate business purpose, ticket or      more than one ticket, ticket to high profile
                                      entrance fee has face value of $200 or      or unusual event, or event where
                                      less, event is not unusual or high profile  numerous Wellington Employees are
                                      or could not be deemed excessive.           invited. Business Manager approval
                                                                                  required for above situations and
                                                                                  Employee must pay for ticket.

Accepting Lodging                     Employee cannot accept gift of lodging      Employee must pay cost of lodging in
                                                                                  connection with any entertainment
                                                                                  opportunity.

Accepting Car/Limo Service            Exercise reasonable judgment and host       Discouraged from accepting when host is
                                      must be present.                            not present unless safety is a concern

Accepting Air Travel-Commercial       Employee cannot accept gift of air travel   Employee must pay air travel expenses in
                                                                                  connection with any entertainment
                                                                                  opportunity.

Accepting Air Travel -Private         Employee cannot accept gift of private air  Employee cannot accept gift of private air
                                      travel.                                     travel.

Giving Gifts                          Gifts to clients valued at $100 or less are Gifts valued at over $100 require
                                      acceptable provided gift is not cash or     approval of employee's Business
                                      cash equivalent.                            Manager.

Giving Entertainment Opportunities                                                Employees cannot source tickets on
                                                                                  behalf of clients from other employees or
                                                                                  from ticket vendors.